Consent of Independent Registered Public Accounting Firm

Kennecott Utah Copper Savings Plan for Represented Employees

South Jordan, Utah

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-46865, 333-7328 and 333-08270) of Rio Tinto plc of our report dated November 30, 2015, relating to the financial statements of the Kennecott Utah Copper Savings Plan for Represented Hourly Employees (now Kennecott Utah Copper Savings Plan for Represented Employees) which appear in this Form 11-K/A for the year ended December 31, 2012.

/s/ Anton Collins Mitchell LLP

Denver, Colorado

November 30, 2015